Exhibit 1.1
Execution Version

PRICING AGREEMENT
BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC

As Representatives of the several
Underwriters named in Schedule I hereto

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281

May 1, 2023
Ladies and Gentlemen:
The Hershey Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 1, 2023 (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto and described in the final term sheet substantially in the form of Schedule III(b) hereto (the “Designated Securities”).
Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time as set forth in Schedule II to this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the Applicable Time in relation to the Prospectus relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus (including a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.
Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.
If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereto, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.
[Signature pages to follow]

Very truly yours,
The Hershey Company
By: /s/ Steven E. Voskuil
Name: Steven E. Voskuil
Title: Senior Vice President, Chief Financial Officer
By: /s/ Bjork Hupfeld
Name: Bjork Hupfeld
Title: Treasurer

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:
BofA Securities, Inc.
By: /s/ Keith Harmon
Name: Keith Harmon
Title: Managing Director

Citigroup Global Markets Inc.
By: /s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

J.P. Morgan Securities LLC
By: /s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

RBC Capital Markets, LLC
By: /s/ Scott G Primrose
Name: Scott G Primrose
Title: Authorized Signatory

For themselves and as Representatives
of the several Underwriters named in Schedule I hereto
[Signature Page to Pricing Agreement]

SCHEDULE I

	Principal Amount of 2028 Notes to be Purchased	Principal Amount of 2033 Notes to be Purchased
Underwriter
BofA Securities, Inc.	$63,000,000	$72,000,000
Citigroup Global Markets Inc.	$63,000,000	$72,000,000
J.P. Morgan Securities LLC	$63,000,000	$72,000,000
RBC Capital Markets, LLC	$63,000,000	$72,000,000
U.S. Bancorp Investments, Inc.	$40,250,000	$46,000,000
CIBC World Markets Corp.	$21,000,000	$24,000,000
Loop Capital Markets LLC	$21,000,000	$24,000,000
Academy Securities Inc.	$10,500,000	$12,000,000
Banco Bradesco BBI S.A.	$5,250,000	$6,000,000
Total	$350,000,000	$400,000,000

SCHEDULE I Page 1

SCHEDULE II
Title of Designated Securities:
4.250% Notes due May 4, 2028 (the “2028 Notes”)
4.500% Notes due May 4, 2033 (the “2033 Notes” and, together with the 2028 Notes, the “Designated Securities”)
Aggregate Principal Amount:
$350,000,000 of the 2028 Notes
$400,000,000 of the 2033 Notes

Price to Public:
99.857% of the principal amount of the 2028 Notes, plus accrued interest, if any, from May 4, 2023.

99.801% of the principal amount of the 2033 Notes, plus accrued interest, if any, from May 4, 2023.

Purchase Price to Underwriters:
99.507% of the principal amount of the 2028 Notes, plus accrued interest, if any, from May 4, 2023; and the selling concession shall be 0.200% and the reallowance concession shall be 0.150%, in each case of the principal amount of the 2028 Notes.
99.351% of the principal amount of the 2033 Notes, plus accrued interest, if any, from May 4, 2023; and the selling concession shall be 0.250% and the reallowance concession shall be 0.200%, in each case of the principal amount of the 2033 Notes.
Indenture:
Indenture dated as of May 14, 2009, between the Company and U.S. Bank National Association, as Trustee.
Maturity:
    2028 Notes: May 4, 2028.
    2033 Notes: May 4, 2033.

Interest Rate:
2028 Notes: 4.250% from and including the original issue date.
2033 Notes: 4.500% from and including the original issue date.

SCHEDULE II Page 1

Interest Payment Dates:
May 4 and November 4 of each year, commencing on November 4, 2023.
Interest Payment Record Dates:
April 19 and October 20 of each year, commencing on October 20, 2023.
Redemption Provisions:
2028 Notes: Prior to April 4, 2028 (the “2028 Par Call Date”), the Company may redeem the 2028 Notes in whole or in part at any time and from time to time at its option at a redemption price equal to the sum of (1) the principal amount of the 2028 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable make-whole premium, as described in the Prospectus Supplement dated May 1, 2023 (the “Prospectus Supplement”), if any.
At any time on or after the 2028 Par Call Date, the Company may redeem the 2028 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
2033 Notes: Prior to February 4, 2033 (the “2033 Par Call Date”), the Company may redeem the 2033 Notes in whole or in part at any time and from time to time at its option at a redemption price equal to the sum of (1) the principal amount of the 2033 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable make-whole premium, as described in the Prospectus Supplement, if any.
At any time on or after the 2033 Par Call Date, the Company may redeem the 2033 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
Spread for Make-Whole Amount:
2028 Notes: T+0.125%.
2033 Notes: T+0.150%.

Sinking Fund Provisions:
No sinking fund provisions.
Other Provisions:
As set forth in the Prospectus Supplement to the Prospectus dated May 28, 2021.

SCHEDULE II Page 2

Time of Delivery:
9:00 a.m. (EDT), May 4, 2023.
Closing Location:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Names and addresses of Representatives:
BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC

Address for Notices:
BofA Securities, Inc.
114 West 47th Street
New York, New York 10036
Facsimile: (212) 901-7881

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Facsimile: (646) 291-1469
Attention: General Counsel

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Facsimile: (212) 834-6081
Attention: (212) 834-4533

RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281
Telephone: (212) 618-7706
Email: TMGUS@rbccm.com
Attention: DCM Transaction Management/Scott Primrose

SCHEDULE II Page 3

Applicable Time:
(For purposes of the Underwriting Agreement):
3:15 p.m. (New York time), May 1, 2023.
SCHEDULE II Page 4

SCHEDULE III(a)
•Final Term Sheet, dated May 1, 2023, substantially in the form of Schedule III(b) hereto.
SCHEDULE III(a) Page 1

SCHEDULE III(b)
FINAL TERM SHEET
Dated May 1, 2023

THE HERSHEY COMPANY
$350,000,000 4.250% NOTES DUE MAY 4, 2028
$400,000,000 4.500% NOTES DUE MAY 4, 2033

Name of Issuer:                     The Hershey Company

Title of Securities:                 4.250% Notes due May 4, 2028 (the “2028 Notes”)
4.500% Notes due May 4, 2033 (the “2033 Notes” and, together with the 2028 Notes, the “Notes”)

Aggregate Principal Amount:            2028 Notes: $350,000,000
                        2033 Notes: $400,000,000

Issue Price (Price to Public):             2028 Notes: 99.857% of principal amount
                        2033 Notes: 99.801% of principal amount

Maturity Date:                    2028 Notes: May 4, 2028
                        2033 Notes: May 4, 2033

Coupon (Interest Rate):                 2028 Notes: 4.250%
                        2033 Notes: 4.500%

Benchmark Treasury:                 2028 Notes: UST 3.500% due April 30, 2028
                        2033 Notes: UST 3.500% due February 15, 2033

Spread to Benchmark Treasury:             2028 Notes: T+67 basis points (0.67%)
                        2033 Notes: T+97 basis points (0.97%)

Benchmark Treasury Price and Yield:         2028 Notes: 99-15¾; 3.612%
                        2033 Notes: 99-17+; 3.555%

Yield to Maturity:                 2028 Notes: 4.282%
                        2033 Notes: 4.525%

Interest Payment Dates:     May 4 and November 4 of each year, commencing on November 4, 2023

Interest Payment Record Dates:     April 19 and October 20 of each year, commencing on October 20, 2023

Redemption Provisions:     2028 Notes: Prior to April 4, 2028 (the “2028 Par Call Date”), we may redeem the 2028 Notes in whole or in part at any time and from time to time at our option at a redemption price equal to the sum of (1) the principal amount of the 2028 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable make-whole premium (Treasury plus 12.5 basis points).

SCHEDULE III(b) Page 1

At any time on or after the 2028 Par Call Date, we may redeem the 2028 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

    2033 Notes: Prior to February 4, 2033 (the “2033 Par Call Date”), we may redeem the 2033 Notes in whole or in part at any time and from time to time at our option at a redemption price equal to the sum of (1) the principal amount of the 2033 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable make-whole premium (Treasury plus 15 basis points).

    At any time on or after the 2033 Par Call Date, we may redeem the 2033 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Denominations:    $2,000 or integral multiples of $1,000 in excess thereof

Legal Format:                     Registration Statement No. 333-256595

Net Proceeds to The Hershey Company
(before expenses):                 $745,678,500

Settlement Date*:                 T+3 days; May 4, 2023

Joint Book-Running Managers:             BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.

Co-Managers:    Academy Securities Inc.
    Banco Bradesco BBI S.A.
CIBC World Markets Corp.
    Loop Capital Markets LLC

CUSIP:                         2028 Notes: 427866BH0
2033 Notes: 427866BJ6

ISIN:                        2028 Notes: US427866BH08
2033 Notes: US427866BJ63

Ratings**:    A1 (Stable) / A (Stable) (Moody’s / S&P)

The offer and sale of the Securities to which this final term sheet relates have been registered by The Hershey Company by means of a registration statement on Form S-3 (SEC File No. 333-256595).
____________________

SCHEDULE III(b) Page 2

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll free at (800) 294-1322, Citigroup Global Markets Inc. toll free at (800) 831-9146, J.P. Morgan Securities LLC collect at (212) 834-4533 or RBC Capital Markets, LLC toll free at (866) 375-6829.

*Note: Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the trade date will be required, by virtue of the fact that the Notes initially will not settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

**Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

SCHEDULE III(b) Page 3